SCHEDULE 14A

Information Required in Proxy Statement

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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ADCARE HEALTH SYSTEMS, INC.

(Name of Registrant as Specified in its Chapter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADCARE HEALTH SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held

June 3, 2011

and

PROXY STATEMENT

IMPORTANT

Please mark, sign and date your proxy
and promptly return it in the enclosed envelope.

ADCARE HEALTH SYSTEMS, INC.
5057 Troy Road
Springfield, Ohio  45502-9032
(937) 964-8974

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 3, 2011

April 20, 2011

To Our Shareholders:

The Annual Meeting of Shareholders of AdCare Health Systems, Inc. (the “Company”) will be held at Hilton Columbus at Easton, 3900 Chagrin Drive, Columbus, Ohio 43219, on June 3, 2011, at 10:00 a.m. local time, for the following purposes:

1.

To elect three (3) directors of the Company each to serve a three (3) year term expiring at the Annual Meeting of Shareholders to be held in 2014;

2.

To approve the 2011 Stock Option and Incentive Plan;

3.

To transact any other business which may properly come before the meeting or any adjournment thereof.

Accompanying this Notice of Annual Meeting is a form of a Proxy, Proxy Statement, and a copy of the Company’s Form 10-K Annual Report for the year ended December 31, 2010, all to be mailed on or about April 20, 2011.

Our Board of Directors has fixed April 6, 2011, as the record date for the determination of shareholders entitled to notice and to vote at the annual meeting and any adjournment thereof.  A list of shareholders will be available for examination by any shareholder at the annual meeting and for a period of 10 days before the annual meeting at our executive offices.

You will be most welcome at the annual meeting and we hope you can attend.  Our directors and officers are expected to be present to answer your questions and to discuss the Company’s business.

We urge you to execute and return the enclosed proxy as soon as possible so that your shares may be voted in accordance with your wishes.  If you attend the annual meeting, you may cast your vote in person and your proxy will not be used.  If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares.

By Order of the Board of Directors,

Carol Groeber

Secretary

ADCARE HEALTH SYSTEMS, INC.

5057 Troy Road
Springfield, Ohio  45502-9032

___________________________

PROXY STATEMENT

_______________________

ANNUAL MEETING OF SHAREHOLDERS

June 3, 2011

___________________________

This proxy statement is furnished to the shareholders of AdCare Health Systems, Inc., an Ohio corporation (the “Company”), in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders to be held at Hilton Columbus at Easton, 3900 Chagrin Drive, Columbus, Ohio 43219 on June 3, 2011 at 10:00 a.m., and at any adjournment or postponement thereof (the “Annual Meeting”). The enclosed proxy is being solicited by our Board of Directors.  This proxy statement and the enclosed proxy will be first sent or given to our shareholders on approximately April 20, 2011.

We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock.  Representatives of the Company may solicit proxies by mail, telegram, telephone, fax, or personal interview.

The shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by us prior to the Annual Meeting.  If no directions are made to the contrary, the proxy will be voted FOR the election of Joshua J. McClellan, Boyd P. Gentry and Phillip S. Radcliffe as directors of the Company for three (3) year terms expiring at the Annual Meeting in 2014 and FOR the approval of the 2011 Stock Option and Incentive Plan and to transact such other business as may properly come before the meeting or any adjournment thereof.  Any shareholder voting the accompanying proxy has the power to revoke it at any time before its exercise by giving notice of revocation to us, by duly executing and delivering to us a proxy card bearing a later date, or by voting in person at the annual meeting.  The officers, directors, and nominees for directors of the Company are the beneficial owners of 31.8% of the Company’s issued and outstanding shares.  The officers, directors and nominees for directors of the Company have indicated that they will vote for each nominee for director and for approval of the 2011 Stock Option and Incentive Plan.

Only holders of record of our common stock at the close of business on April 6, 2011 will be entitled to vote at the Annual Meeting.  At that time, we had 8,348,997 shares of common stock outstanding and entitled to vote.  Each share of our common stock outstanding on the record date entitles the holder to one vote on each matter submitted at the Annual Meeting.

The presence, in person or by proxy, of one-third of the outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting.  Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.  Broker non-votes occur when brokers, who hold their customers’ shares in street name, sign and submit proxy for such shares and vote such shares on some matters, but not others.  Typically, this would occur when brokers have not received any instruction from their customers, in which case the brokers, as the holders of record, are permitted to vote on “routine” matters.

The election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of our common stock at a meeting at which a quorum is present.  The approval of the 2011 Stock Option and Incentive Plan requires that the affirmative vote of a majority of common stock present and entitled to vote on this matter.

ELECTION OF DIRECTORS

Our Articles of Incorporation, as amended, provide that the number of directors shall be fixed at nine (9) with three (3) directors to be elected each year to serve a three (3) year term.  At the 2007 Annual Meeting, Jeffrey L. Levine, Laurence E. Sturtz and Peter J. Hackett were elected as directors for three (3) year terms expiring in 2010. At the 2008 Annual Shareholder Meeting, Phillip S. Radcliffe and Merle Grace Kearns were elected as directors for three (3) year terms expiring in 2011.  At the 2009 Annual Shareholder Meeting, David A. Tenwick and Gary L. Wade were elected as directors for three (3) year terms expiring in 2012.  On March 30, 2009, Merle Grace Kearns submitted her resignation as a director for personal reasons.  On September 24, 2009, the Board decided to increase the number of directors from six (6) to seven (7) and authorized the appointment of Christopher Brogdon to serve as the seventh (7th) director until the next annual election of directors by the shareholders of the Company.  On December 23, 2009, the Board decided to increase the number of directors from seven (7) to nine (9) and authorized the appointment of Joshua J. McClellan and Boyd P. Gentry as the eighth (8th) and ninth (9th) directors until the next annual election of directors by the shareholders of the Company.  At the 2010 Annual Shareholder Meeting, Christopher Brogdon, Peter J. Hackett and Laurence E. Sturtz were elected as directors for three (3) year terms expiring in 2013, Jeffrey L. Levine was elected as director for a two (2) year term expiring in 2012, and Joshua J. McClellan and Boyd P. Gentry, were each elected as directors for one (1) year terms expiring in 2011.  At the June 3, 2011 meeting of shareholders, (i) directors, Phillip S. Radcliffe, Joshua J. McClellan and Boyd P. Gentry, have been nominated for three (3) year terms expiring in 2014.

It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of Phillip S. Radcliffe, Joshua J. McClellan and Boyd P. Gentry as directors of the Company for three (3) year terms expiring at the Annual Meeting in 2014.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL TO ELECT THE FOLLOWING NOMINEES FOR DIRECTOR.

The following table sets forth each nominee’s name, age, and his position with the Company:

Name	Age	Position Held	Term Expiring
Boyd P. Gentry	52	Director	2014
Joshua J. McClellan	39	Director	2014
Phillip S. Radcliffe	74	Director	2014

Boyd P. Gentry.  Mr. Gentry was appointed by existing Board members to the Board in December 2009 and became Co-Chief Executive Officer of the Company on January 10, 2011.  Mr. Gentry was employed by Mariner Health Care, Inc., a former NYSE publicly held long-term health care provider with $2B in annual revenue, from 1995 to 2007, and promoted to CFO subsequent to its 2004 going private transaction sponsored by National Senior Care.  He transitioned to an ongoing consulting role for Mariner in September 2007 when he was recruited to Millenium Pharmacy Systems, Inc. as CFO.  He remained with Millenium until 2009 and rejoined Mariner Health Care, Inc. as its President in April of 2010.  From 1982 until 1995, Mr. Gentry was employed with Bank of America and its predecessors with various financial responsibilities as Senior Vice President.  Mr. Gentry received his BA in Economics from Knox College in Galesburg, Illinois and his MBA in Finance and Accounting from Southern Methodist University in Dallas, Texas.  Mr. Gentry’s expertise and background in the healthcare industry provides experience the Board considers valuable especially as the Company expands its operations into the southeastern portion of the United States and adds to the number of nursing home beds that it owns or leases.

Joshua J. McClellan.  Mr. McClellan was appointed by existing Board members to the Board in December 2009.  Mr. McClellan spent from 1996 until 2006 as Founder and President of McClellan Health Systems, Inc., located in northwest Ohio.  Through acquisitions and development, he grew his company from a single, skilled nursing facility to a large regional healthcare provider for over 650 residents which he sold in June, 2006 for $53M.  He has developed and recently opened a large rehab facility in Denman, Colorado which has the capacity to provide rehabilitation and other medical services to approximately 100 residents.  Mr. McClellan received his BS from Ohio State University and his MBA from the University of Findlay in Findlay, Ohio.  Mr. McClellan is also a member of the Young Presidents Organization.  Mr. McClellan’s expertise and background in the healthcare industry (particularly nursing homes) provides experience the Board considers valuable.

Phillip S. Radcliffe.  Mr. Radcliffe (74) has been a director of the Company since it was organized in 1991.  Mr. Radcliffe spent his career in the industrial computer industry.  Through the 1960s, Mr. Radcliffe was employed by IBM and then the Westinghouse Electric Company in their Computer and Instruments Division.  Mr. Radcliffe next became an entrepreneur and participated in the start up of an industrial systems integration supplier.  Phil served as the Chief Financial Officer of this company and led the effort in the company becoming public.  He directed all SEC reporting requirements.  In 1980 Mr. Radcliffe started his own virtual company in the Washington, DC area providing turnkey data acquisition and control systems to industry and the government.  Since 1992 Mr. Radcliffe has assisted several early stage high tech companies in developing their business plan, locating funds and providing oversight and mentoring.  Since 1970 Phil served on the Boards of Directors of several private and public companies.  Mr. Radcliffe has served as a mentor for the Dingman School of Entrepreneurship, affiliated with the University Of Maryland School Of Business.  Mr. Radcliff received his Bachelor’s Degree from Baldwin Wallace College in 1959.  Mr. Radcliffe’s expertise and background in founding and advising start-up companies and helping them transition to a public reporting Company provides experience the Board considers valuable.  In addition, his expertise in information technology is valuable as the Company continues to acquire long-term care facilities.

INFORMATION CONCERNING THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS

Board Leadership and Structure

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity.  The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote our corporate purposes, are sound and represent best practices.  We continually review these governance practices to make sure we comply with state and Federal laws.

Our Board of Directors oversees all business, property and affairs of the Company.  Our officers keep the members of the Board informed of our business through discussions at Board meetings and by providing them with reports and other materials.

Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.  Risk is assessed throughout the business, focusing on three primary areas of risk: financial risk, legal/compliance risk and operational/strategic risk.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from an outside consultant.   In addition, in setting compensation, the Compensation Committee strives to create a combination of near term and is working on longer term incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy.

Meetings and Compensation of the Board of Directors

Our Board of Directors had a total of six (6) meetings during the year ended December 31, 2010.  During 2010, all but one (1) director attended all of the meetings of the Board of Directors. The one director missed one meeting. Additionally, all directors attended all meetings held by all committees of the Board of Directors, on which he served.  Directors who are not employed by us received $1,000 for each meeting attended in person and $500 for each meeting attended via conference call.  During the first calendar quarter of 2011, our Board of Directors had a total of two (2) meetings. All directors attended all meetings.  Additionally, all directors who served on committees of the Board of Directors attended all meetings of such committees during the first calendar quarter of 2011.

Shareholder Communication

Our Board of Directors welcomes communications from shareholders.  Shareholders may send communications to the Board of Directors or to any director in particular, c/o Carol Groeber, AdCare Health Systems, Inc., 5057 Troy Road, Springfield, Ohio 45502-9032.  Any correspondence addressed to the Board of Directors or to any one of our directors in care of our offices (or by email to carolg@adcarehealth.com) will be forwarded to the addressee without review by management.

Committees of the Board of Directors

We have an Audit Committee, a Compensation Committee and an Executive Committee.

The Audit Committee has the responsibility of reviewing our financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed.  The Audit Committee also approves the appointment of the independent auditors for the next fiscal year, approves the services to be provided by the independent auditors and the fees for such services, reviews and approves the auditor’s audit plans, review and reports upon various matters affecting the independence of the independent auditors and review with the independent auditors the results of the audit and management’s responses.

The Audit Committee was established in December, 2005 and was comprised of Messrs. Hackett, Levine and Sturtz during the first half of 2010 with Mr. Gentry replacing Mr. Levine in the second half of 2010.  During 2010, all of the members of the Audit Committee were considered “independent,” as independence for Audit Committee members is defined in applicable rules of the NYSE Amex listing standards and the rules of the SEC.  The Board of Directors has designated Peter J. Hackett as Chairman of the Audit Committee and as “audit committee financial expert” as defined by Item 407 of Regulations S-K of the Exchange Act.

The Compensation Committee was established in 1995, and a charter was adopted in December, 2005.  During the first half of 2010, this committee was comprised of Messrs. Radcliffe, Sturtz and Levine with Mr. McClellan replacing Mr. Sturtz in the second half of 2010.  Our Compensation Committee is responsible for establishing our compensation plans.  Its duties include the development with management of benefit plans for our employees, the formulation of bonus plans and incentive compensation packages.  The Board of Directors has designated Philip S. Radcliffe as Chairman of the Compensation Committee.

The Executive Committee was established in 1991 in order to take actions necessary between the meetings of the Board of Directors.  The Executive Committee is authorized to exercise all the powers of the Board of Directors and the management and business affairs of the Company, other than that of filling vacancies among the Directors or any Committee of the Board of Directors.  During 2010, the Executive Committee was comprised of Messrs. Tenwick, Wade, Hackett and Brogdon.  In 2011, Mr. Gentry was added to the Executive Committee.

The Board of Directors has no standing nominating committee.  We believe that, as a result of the role of the independent directors, as described below, it is not necessary to have a separate nominating committee at this time.  Six of our nine current Directors, Messrs. Hackett, Levine, Radcliffe, Sturtz, McClellan and Gentry were independent in 2010 as determined utilizing the standards for director “independence” set forth in applicable rules of the NYSE Amex listing standards.  Mr. Gentry became Co-CEO of the Company in 2011 and is no longer considered independent.  The independent members of the Board select nominees for election as Directors by majority vote.  In selecting nominees for Director, the Board does not operate pursuant to a charter.

In selecting Director nominees, the Board considers, among other factors, the existing composition of the Board and their evaluation of the mix of Board members appropriate for the perceived needs of AdCare.  The Board believes that continuity in leadership and Board tenure maximizes the Board’s ability to exercise meaningful Board oversight.  Because qualified incumbent Directors are generally uniquely positioned to provide shareholders the benefit of continuity of leadership and seasoned judgment gained through experience as a Director, the Board will generally consider as potential candidates those incumbent Directors interested in standing for re-election who they believe has satisfied Director performance expectations, including regular attendance at, preparation for and meaningful participation in Board and committee meetings. While the Board does not have a formal policy on diversity, the Board seeks nominees with a broad diversity of experiences, professions, skills and backgrounds.  Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Compensation Committee Interlocks and Insider Participation

None of our executive officers has served:

•

as a member of the compensation committee of another entity which has had an executive officer who has served on our compensation committee;

•

as a director of another entity which has had an executive officer who has served on our compensation committee; or

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as a member of the compensation committee of another entity which has had an executive officer who has served as one of our directors.

The Board of Directors will consider the recommendations of shareholders regarding potential director candidates.  In order for shareholder recommendations regarding possible director candidates to be considered by the Board of Directors:

•

such recommendations must be provided to the Board of Directors c/o AdCare Health Systems, inc., 5057 Troy Road, Springfield, Ohio 45502-9032, in writing at least 120 days prior to the date of the next scheduled annual meeting;

•

the nominating shareholder must meet the eligibility requirements to submit a valid shareholder proposal under Rule 14a-8 of the Securities Exchange Act of 1934, as amended; and

•

the shareholder must describe the qualifications, attributes, skills or other qualities of the recommended director candidate.

Purpose of the Compensation Committee of the Board of Directors and Committee Report

The Compensation Committee of the Board of Directors advises the Board with respect to the compensation of each senior executive and Board of Director member.  The Committee is also charged with the oversight of compensation plans and practices for all employees of the Company.  The Committee relies upon data purchased for the purpose of providing information on organizations of similar or larger scale engaged in similar activities.  The purpose of the Committee’s activity is to assure that the Company’s resources are used appropriately to recruit and maintain competent and talented executives and employees able to operate and grow the Company successfully.

Presently, the Committee has determined that low executive compensation, based upon the data we have examined on comparable operations, poses some risk to the Company.  If, for any reason, the Company had to replace any of our current four senior executives or expand our executive staff, the Company could reasonably expect to experience a significant increase in executive expenses in order to attract competent persons with executive qualifications from organizations engaged in like activities.  Based upon its review and the discussions referred to herein the Committee has further recommended to the Board of Directors that the disclosure of compensation paid or awarded to executive officers and directors as required by Item 402 of Regulation S-K be disclosed pursuant to the filing of this proxy statement.

Phillip S. Radcliffe – Chairman

Joshua J. McClellan

Jeffrey Levine

Indemnification of Directors and Officers

Our Articles of Incorporation and Code of Regulations limit the liability of officers and directors to the extent currently permitted by the Ohio Revised Code.

While indemnification for liabilities under the Securities Act of 1933 is permitted to our directors, officers, and controlling people, we have been advised that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim of indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers, or controlling people in a successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with our securities, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, ask a court of appropriate jurisdiction to decide whether or not such indemnification is against  public policy as expressed in the Act. We will be governed by the final adjudication of the issue.

Report of Audit Committee of the Board of Directors

The Audit Committee consults with our Chief Financial Officer and other key members of our management and with our independent auditors with regard to the plan of audit; reviews, in consultation with the independent auditors, their report of audit, or proposed report of audit and the accompanying management letter, if any; and consults with our Chief Financial Officer and other key members of our management and with our independent auditors with respect to the adequacy of the internal accounting controls.

In fulfilling its responsibilities, the Audit Committee selected Battelle & Battelle LLP as our independent accountants for purposes of auditing our financial statements for 2010.  The Audit Committee has reviewed and discussed with management and the independent auditors our audited financial statements; discussed with the independent auditors the matters required to be disclosed by Codification of Statements on Auditing Standards No. 61, as amended; received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1; and discussed with the independent accountants their independence from our Company.

Based on the reviews and discussions with management and Battelle & Battelle LLP, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Securities and Exchange Commission.

The Board of Directors evaluated the independence of each member of the Audit Committee.  As part of its evaluation, the Board of Directors determined, in the exercise of its business judgment, that Messrs. Hackett, Gentry and Sturtz are independent under NYSE Amex standards and are financially literate each in his own capacity.

Based upon the work and the information received in the inquiries outlined above, the Audit Committee is satisfied that its responsibilities for the period ended December 31, 2010, were met and that our financial reporting and audit processes are functioning effectively.

Submitted by the Audit Committee

of the Board of Directors

Boyd P. Gentry

Peter J. Hackett

Laurence Sturtz

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information with respect to our executive officers and directors.  We have historically separated the function of Chairman of the Board and Chief Executive Officer as we believe that the Company is better served by these functions being performed by separate individuals.

Name	Age	Position
David A. Tenwick(1)	73	Director, Chairman of the Board
Christopher Brogdon(1)	62	Director, Vice-Chairman, Chief Acquisitions Officer
Gary L. Wade(1)	74	Director, President, Co-CEO
Boyd P. Gentry(1)	52	Director, Co-CEO
Peter J. Hackett(1)	73	Director
Jeffrey Levine	59	Director
Joshua J. McClellan	39	Director
Philip S. Radcliffe	74	Director
Laurence E. Sturtz	68	Director
Scott Cunningham	43	Chief Financial Officer
Sharon L. Reynolds	65	Senior Vice President of Nursing Home Operations
Clarence A. Shelton, III	64	Senior Vice President of Nursing Operations, Southeast Division
Carol Groeber	54	Secretary

(1)  Members of the Executive Committee.

Directors are elected at the annual meeting of shareholders and hold office for a term of three (3) years and until their successors are elected and have qualified.  All officers serve at the discretion of the Board of Directors.  The Board has a five-person Executive Committee comprised of David A. Tenwick, Christopher Brogdon, Gary L. Wade, Boyd P. Gentry and Peter J. Hackett.  The Executive Committee is elected by the whole Board of Directors and meets in between regularly-scheduled Board meetings in order to take needed actions.

David A. Tenwick.  Mr. Tenwick, our founder, has served as our Chairman and Director since our organization in August 1991.  Prior to founding our Company, Mr. Tenwick was an independent business consultant from 1982 to 1990.  Through this capacity, he has served as a director and an officer of several businesses, including Douglass Financial Corporation, a surety company, and AmeriCare Health & Retirement, Inc., a long-term care management company.  From 1967 until 1982, Mr. Tenwick was a director and an officer of Nucorp Energy, Inc., a company which he co-founded.  Nucorp Energy was a public company which invested in oil and gas properties and commercial and residential real estate.  Prior to founding Nucorp, he was an enforcement attorney for the United States Securities and Exchange Commission.  Mr. Tenwick is a member of the Ohio State Bar Association and was a founding member of the Ohio Assisted Living Association, an association that promotes high quality assisted living throughout the State of Ohio.  Mr. Tenwick earned his Bachelor of Business Administration (BBA) and Juris Doctor (JD) degrees from the University of Cincinnati in 1960 and 1962, respectively.  Mr. Tenwick’s tenure with the Company and legal and business background provides experience the Board considers valuable.

Christopher Brogdon.  Mr. Brogdon was appointed by existing Board members to the Board in September 2009 and currently serves as the Company’s Vice-Chairman and Chief Acquisition Officer.  Mr. Brogdon has been primarily responsible for directing the Company’s aggressive expansion into the southeastern United States.  Mr. Brogdon brings to AdCare more than 20 years of experience in the nursing home, assisted living and retirement community.  Mr. Brogdon previously served as Chairman of the Board of NYSE-listed Retirement Care Associates (RCA) and NASDAQ-listed Contour Medical.  While under his direction, RCA expanded from 3 to 120 facilities and increased annual revenue from $1M to more than $350M.  RCA was eventually acquired by Sun Healthcare for more than $350M.  While under his direction, Contour Medical achieved a seven-fold increase in revenue – from $5M to $35M – and was eventually sold at a price of $12 per share, up from $1 per share when Brogdon assumed the Chairmanship.  Since 1998, Mr. Brogdon has owned and operated Brogdon Family LLC which owns and operates nursing homes, assisted living facilities and restaurants.  Mr. Brogdon’s extensive background with public companies and his experience in nursing home development, acquisitions and mergers as well as his experience in financing those activities provides experience the Board considers valuable.

Gary L. Wade.  Mr. Wade has been a director and our President since 1995 and became CEO in 1998.  Mr. Wade became Co-CEO (with Boyd Gentry) on January 10, 2011.  At that time, Mr. Wade announced that he intends to retire on June 30, 2011.  Mr. Wade will remain our President until the time of his retirement at which time those duties will also be assumed by Mr. Gentry.  Mr. Wade will remain a member of the Board of Directors until his current term expires at the annual shareholder meeting in 2012.  In 1988 Mr. Wade was a co-founder of AdCare Health Systems, Inc., whose assets we acquired in 1995.  Prior to that, he served as the Chief Executive Officer and President of St. John’s Mercy from 1980 to 1989 and was responsible for the development and operation of Oakwood Village Retirement Community in 1987, a 230-unit continuing care retirement community, and the operation of St. John’s Center, a sub-acute long-term care facility.  His extensive experience in health care also includes work with chemical abuse treatment programming and the care for Alzheimer’s patients.  Mr. Wade earned his undergraduate degree at Ohio University and his M.B.A. from Xavier University, where he specialized in hospital and health care administration.  He is a past Chairman of the Ohio Assisted Living Association and served on the Government Relations and Health Care committees of the Association of Ohio Philanthropic Homes.  Mr. Wade’s tenure with the Company and healthcare business background provides experience the Board considers valuable.

Peter J. Hackett.  Mr. Hackett was appointed to the Board in May 2005.  The existing directors appointed Mr. Hackett and he was elected by the shareholders at the June 2007 annual meeting.  Mr. Hackett is a certified public accountant who received his Bachelor of Arts degree from the University of Notre Dame and his Masters of Arts degree from The Ohio State University in 1959 and 1965, respectively.  Mr. Hackett was a stockholder in the accounting firm of Clark, Schaefer, & Hackett & Co. from 1962 to 2003.  Mr. Hackett served as a CEO of Clark, Schaefer, & Hackett & Co. from 1991 to 1999 and was Chairman from 1999 to 2003.  Mr. Hackett currently acts as a consultant for Clark, Schaefer, & Hackett & Co.  Mr. Hackett is a member of the American Institute of Certified Public Accountants and the Ohio Society of Certified Public Accountants.  Mr. Hackett was a board member of Mercy Medical Center from 1972 to 1995.  Mr. Hackett is also involved in numerous civic and charitable affiliations in the Springfield, Ohio area.  Mr. Hackett’s extensive financial and auditing background provides experience the Board considers valuable.

Jeffrey L. Levine.  Mr. Levine was elected to the Board of Directors at the December 2005 stockholder meeting.  He also served as a director of the Company from its organization in 1991 until 2003.  Mr. Levine received his BS in business from Miami University in 1973 and his Juris Doctorate from Capital University Law School in 1976.  He has been an industrial and commercial real estate broker from 1975 to present.  He is the President of the Levine Real Estate Company and is the past President of Larry Stein Realty.  Mr. Levine has extensive experience in negotiating and appraising commercial and investment real estate.  Mr. Levine has served as an officer and director on several private and public real estate companies and financial institutions.  He is a member of the National Association of Realtors, the Ohio State Bar Association and the Florida State Bar Association.  Mr. Levine’s extensive real estate background provides experience the Board considers valuable.

Laurence E. Sturtz.  Mr. Sturtz was appointed to the Board in June 2005.  The existing directors appointed Mr. Sturtz who was elected by the stockholders at the December 2005 annual meeting.  Mr. Sturtz is a retired attorney at law.  He received his Bachelor of Arts degree , majoring in economics, and his Juris Doctor degree from The Ohio State University, graduating in 1964 and 1967, respectively.  Mr. Sturtz was admitted to practice before the United States Supreme Court and had five cases before that body over the years.  Mr. Sturtz was a prominent trial lawyer in Columbus, Ohio and also specialized in representing companies of all sizes until his retirement in 2002.  Mr. Sturtz left the private practice of law for six years (1982-1988) and served as Vice President and General Counsel, and then President and Chief Executive Officer of Strata Corporation, a public company based in Columbus, Ohio.  In 1988, Mr. Sturtz returned to the private practice of law and became the senior litigator with the firm of Carlile Patchen & Murphy LLP.  Mr. Sturtz has been a Board Member of Advanced Biological Marketing, Inc. for more than five years, and was Chairman of the Board of The Language Access Network (“TLAN”) from March, 2006 until December 2007.  Mr. Sturtz currently works as a mediator and arbitrator in Florida and Ohio.  Mr. Sturtz’ extensive legal experience, management background and experience with public companies provides experience the Board considers valuable.

Other than Messrs. Tenwick, Wade, Brogdon and Gentry who are also directors, the following persons serve as executive officers of the Company:

Scott Cunningham.  Mr. Cunningham has served as our CFO since 2004.  Mr. Cunningham joined us in June 1992 as Director of Business Services at one of the nursing facilities that we manage. He became Corporate Controller in September 1997, was appointed Corporate Treasurer in August 1998, and Vice President of Finance in August 1999.  Mr. Cunningham graduated from Wright State University in 1990 with a Bachelor of Science degree in Business, majoring in both Accounting and Finance.

Sharon L. Reynolds.  Ms. Reynolds has served as our Senior Vice President of Nursing Home Operations since 1997.  From 1985 to 1997, Ms. Reynolds was in charge of running Northland Terrace, 260-bed nursing home facility located in Columbus, Ohio.  From 1972 until 1985, she has been an administrator of several nursing homes, mostly located in the greater Columbus, Ohio area.  Ms. Reynolds has directed the development and implementation of numerous specialized programs for patients with complex medical conditions during her career, and has been a speaker at a number of national health conventions.  She is a graduate of Franklin University where she earned her BS and MBA in 1980 and 1999, respectively.

Clarence A. Shelton, III.  Mr. Shelton has served as our Vice President Operations Southeast Division since 2010.  From 1998 to 2007, Mr. Shelton was Division President of Sava Senior Care, a privately held long-term care company were he had operational responsibilities for 78 long-term care facilities in 14 states.  From 1995 until 1998, Mr. Shelton was President/CEO of a privately held start up company organized to develop, acquire and operate long-term care and assisted living centers primarily in the southeast.  Overall, Mr. Shelton has over 30 years experience in the healthcare industry.  In addition, Mr. Shelton served for over 31 years of active duty and reserve duty in the United States Army where he retired in 1997 with the rank of colonel.

Carol Groeber.  Ms. Groeber has served as Corporate Secretary since 1998.  Ms. Groeber joined AdCare in 1994 and is the Vice President of Human Resources and Information Systems. From 1979 to 1992 she was employed by Credit Life Insurance Company where her responsibilities included being Director of the Premium Division. She received an Associate degree in Business, majoring in Accounting from Clark State College in 1976.  Her background in accounting, business operations, human resources and systems afford her the expertise to establish and train new clients, assist in development projects, and play an active role in Corporate Compliance.

Ownership of Common Stock by Directors and Executive Officers

The following table sets forth, as of March 31, 2011, the beneficial ownership of our common stock by each of our directors, each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group.

Names and Address	Number	Percent of Total
David A. Tenwick 8503 Misty Woods Circle Powell, OH 43065	760,539(1)	8.7%
Christopher Brogdon 345 Heards Ferry Road N.W. Atlanta, GA 30328	1,423,934(2)	15.4%
Gary L. Wade 5057 Troy Road Springfield, OH 45502	482,100(3)	5.6%
Boyd P. Gentry 84 Palisades Road Atlanta, GA 30309	109,583(4)	1.3%
Peter J. Hackett 505 West Home Road Springfield, OH 45504	18,887(5)	*
Jeffrey Levine 2615 Dunhollow Drive Springfield, OH 45503	44,398(6)	*
Joshua J. McClellan 8442 Strawberry Lane Niwot, CO 80305	111,058	1.3%
Philip S. Radcliffe 5057 Troy Road Springfield, OH 45502	47,016(7)	*
Laurence E. Sturtz 3421 Pointe Creek Court, Apt # 106 Bonita Springs, FL 34134	96,623(8)	1.2%
Scott Cunningham 5057 Troy Road Springfield, OH 45502	50,231(9)	*
Sharon L. Reynolds 5057 Troy Road Springfield, Ohio 45502	38,373(10)	*
Clarence A. Shelton 1120 Shannon Lynn Shores Talladega, AL 35160	8,333(11)	*
Carol Groeber 3018 Colony Lane Springfield, OH 45503	34,470(12)	*

All Directors and Officers as a Group	3,268,333	31.8%
*Less than 1%

(1)

Includes 3,360 options which are exercisable at $2.50 per share, 8,400 options at $1.50 per share, 3,150 warrants to purchase shares of common stock at $2.50 per share and 99,295 warrants at $1.21 per share,  99,295 warrants at $2.25 per share, 99,295 warrants at $3.00 per share and 99,295 warrants at $4.00.

(2)

Includes 408,128 shares held directly by Connie B. Brogdon (his spouse), 516,700 warrants which are currently exercisable by Ms. Brogdon at $2.50 per share, 82,489 shares held by Christopher Brogdon, 85,392 warrants which are currently exercisable by Christopher Brogdon at $2.50 per share, 100,000 warrants which are currently exercisable by Christopher Brogdon at $3.00 per share, 100,000 warrants which are currently exercisable by Christopher Brogdon at $4.00 per share, 17,325 shares held by Ms. Brogdon as custodian for the benefit of a minor child and 113,900 warrants which are currently exercisable by Ms. Brogdon at $2.50 for the benefit of a minor child.

(3)

Includes 42,000 warrants and 3,360 options which are exercisable at $2.50 per share, 2,100 warrants exercisable at $2.50 per share, 53,409 warrants at $1.21 per share, 53,409 warrants at $2.25 per share, 53,409 warrants at $3.00 per share, 53,409 warrants at $4.00 and 8,400 options at $1.50 per share.

(4)

Includes 13,125 warrants currently exercisable at $2.50 per share and 83,333 warrants at $4.13 per share.

(5)

Includes 2,100 warrants which are exercisable at $2.50 per share, 5,880 options at $1.50 per share, 840 warrants at $1.21 per share, 840 warrants at $2.25 per share, 840 warrants at $3.00 per share and 840 warrants at $4.00 per share.

(6)

Includes 2,211 warrants which are exercisable at 2.50 per share, 5,8800 options at $1.50 per share, 2,940 warrants at $1.21 per share, 2,940 warrants at $2.25 per share, 2,940 warrants at $3.00 per share and 2,940 warrants at $4.00 per share.

(7)

Includes 840 options which are exercisable at $2.50 per share, 5,880 options at $1.50 per share, 1,050 warrants to purchase shares of common stock at $2.50 per share, 4,673 warrants at $1.21 per share, 4,673 warrants at $2.25 per share, 4,673 warrants at $3.00 per share and 4,673 warrants at $4.00 per share.

(8)

Includes 5,880 options at $1.50 per share, 4,200 warrants exercisable at $2.50 per share, 9,206 warrants at $1.21 per share, 9,206 warrants at $2.25 per share, 9,206 warrants at $3.00 per share and 9,206 warrants at $4.00 per share.

(9)

Includes 6,720 options which are exercisable at $2.50 per share, 8,400 options at $1.50 per share, 1,848 warrants to purchase shares of common stock at $1.21 per share, 1,848 warrants at $2.25 per share, 1,848 warrants at $3.00 per share, 1,848 warrants at $4.00 per share and 17,500 warrants at $3.00 per share.

(10)

Includes 1,848 options which are exercisable at $2.50 per share, 5,880 options at $1.50 per share, 1,596 warrants to purchase shares of common stock at $1.21 per share, 1,596 warrants at $2.25 per share, 1,596 warrants at $3.00, 1,596 warrants at $4.00 and 17,500 warrants at $3.00 per share.

(11)

Includes 8,333 options which are exercisable at $4.13 per share.

(12)

Includes 1,848 options which are exercisable at $2.50 per share, 5,880 options at $1.50 per share, 1,596 warrants to purchase shares of common stock at $1.21 per share, 1,596 warrants at $2.25 per share, 1,596 warrants at $3.00 per share, 1,596 warrants at $4.00 per share and 17,500 warrants at $3.00 per share.

Ownership of Common Stock by Principal Shareholders

The following table sets forth information as of April 6, 2011, relating to the beneficial ownership of common stock by each person known by us to beneficially own more than 5% of our outstanding shares of common stock.

Names and Address	Number	Percent of Total
Ira A. Abrahamson, Jr. 105 West 4th Street, Suite 719 Cincinnati, OH 45202	470,009(1)	5.6%
Connie B. Brogdon 345 Heards Ferry Road N.W. Atlanta, GA 30328	1,423,934(2)	19.3%
AQR Capital Management, LLC Two Greenwich Plaza, 3rd Floor Greenwich, CT 06830	869,234(3)	10.0%

(1)

Includes 94,736 warrants which currently are exercisable by Mr. Abraham at $2.50 per share.

(2)

Includes 408,128 shares held directly by Ms. Brogdon, 516,700 warrants which are currently exercisable by Ms. Brogdon at $2.50 per share, 82,489 shares held by Christopher Brogdon (her spouse), 85,392 warrants which are currently exercisable by Christopher Brogdon at $2.50 per share, 100,000 warrants exercisable by Christopher Brogdon at $3.00 per share, 100,000 warrants exercisable by Christopher Brogdon at $4.00 per share, 17,325 shares held by Ms. Brogdon as custodian for the benefit of a minor child and 113,900 warrants which are currently exercisable by Ms. Brogdon at $2.50 for the benefit of a minor child.

(3)

Includes debt securities that are convertible into 810,000 shares of common stock.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the amount accrued by us during fiscal year 2010 for services rendered by our named executive officers.  This includes all compensation awarded to, earned by or accrued for the executive officers listed below during the periods in question:

(a) Compensation

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary	Bonus	Stock awards	Option awards	Non-equity incentive plan compensation	All other compen-sation (1)	Total
David A. Tenwick, Chairman (PEO)	2010 2009	$165,476 $157,839	$100,000	$274,243	$89,838	$- $-	$41,540 $41,735	$307,016 $563,655
Christopher Brogdon, Vice-Chairman and Chief Acquisitions Officer	2010 2009	$- $-	$100,000 $-	$- $-	$- $290,754	$- $-	$- $-	$100,000 $290,754
Gary L. Wade, President, Co-Chief Executive Officer	2010 2009	$159,965 $152,591	$100,000	$147,511	$60,193	$- $-	$36,541 $36,735	$296,506 $397,030
Scott Cunningham, Chief Financial Officer (PFO)	2010 2009	$132,401 $126,284	$75,000	$5,104	$27,922	$- $-	$15,270 $14,842	$222,671 $174,152
Sharon Reynolds, Senior VP, Nursing Home Operations	2010 2009	$133,972 $128,436	$29,000	$4,408	$27,694	$- $-	$19,282 $23,646	$182,254 $184,184
Clarence A. Shelton, Senior VP, Nursing Home Operations	2010	$65,732	$15,000	$-		$-	$20,000	$100,732

 (1) Includes an expense allowance of $40,000, $35,000, $15,000, $17,500 and $20,000 respectively.

Employment Agreements

In 2008 we entered into employment agreements with Mr. Tenwick, Mr. Wade and Mr. Cunningham.  The employment agreements provided for an initial employment term of three years starting September 1, 2008 and ending September 1, 2011, with base salaries of $150,000, $145,000 and $120,000 respectively, health insurance, vacation and sick leave, a minimum salary increase of five percent per year and inclusion in any option program that we may institute in the future.  In addition, they each participate in the executive expense allowance program and are reimbursed $40,000, $35,000 and $10,000 respectively on an annual basis for expenses incurred in connection with performing duties for the Company.

The employment agreements with Mr. Tenwick, Mr. Wade and Mr. Cunningham each provide that if they are terminated for any reason other than cause (which is defined as dishonesty in transactions with us, material disloyalty and/or the express refusal to perform services for us which may be properly requested), we are required to compensate them from the remaining term of their employment agreement plus one additional year. The employment agreements also provide that if Mr. Tenwick, Mr. Wade or Mr. Cunningham leave voluntarily, or are terminated for cause, they may not compete within the state of Ohio for a period of one year following the termination.

We entered into an employment agreement with Mr. Gentry effective January 10, 2011.  The terms of the agreement include an annual salary of $300,000 per year, an annual performance bonus of up to 100% of the annual salary based on standards to be established by the compensation committee and participation in the Company’s Executive Expense Allowance program to the extent of $30,000 per year.  Mr. Gentry will also receive equity compensation of 250,000 warrants to purchase shares of common stock with an exercise price per share equal to $4.13 per share.  One third of the warrants vested on January 10, 2011 (the “effective date”), and the remaining two thirds shall vest ratably on the day before each on the two subsequent anniversaries of the effective date.

The Company is currently not a party to an employment agreement with Mr. Brogdon.

Stock Incentive Plans

In November, 2007, the Board of Directors of the Company granted warrants to officers and directors of the Company equal to two warrants for every share of stock owned.  The original warrants vested over five years and matured in ten years.  The exercise price of the warrants in each of the five years following the issuance of the warrants was initially determined as follows:  warrants vesting in 2008 were exercisable at $1.21; warrants vesting in 2009 were exercisable at $2.25; warrants vesting in 2010 through 2012 were exercisable at a price equal to the greater of (i) the average closing price of the Company’s common stock on NYSE-Amex exchange during the month of January each year or (ii) $3.00.  The issuance of these Warrants was approved at a Special Meeting of the Shareholders on August 15, 2008.  In connection with the Company’s private placement approved by shareholders on November 30, 2009, the Company amended this plan to provide that (i) the unvested Warrants scheduled to vest in 2011 will be exercisable at $4.00 per share, (ii) the unvested Warrants scheduled to vest in 2012 will be eliminated; and (iii) all unexercised warrants would be exercisable on a cashless basis.  The warrants that were to vest in 2012 will be replaced by a like number of Restricted Shares.

In August 2005, we adopted a Stock Option Plan to secure for us and our shareholders the benefits arising from capital stock ownership by our officers, directors, employees, and consultants who are expected to contribute to our future growth and success.  The Option Plan authorizes the grant of options to purchase an aggregate of 200,000 shares of our common stock (adjusted for stock splits) both as “incentive stock options” as that term is defined under Section 422(A) of the Internal Revenue Code of 1986, as amended, and stock options which do not qualify as incentive stock options (“non-qualified stock options”).  The Option Plan provides that the Board of Directors or the Compensation Committee appointed by the Board of Directors may grant options and otherwise administer the Option Plan.  The exercise price of each incentive option must be at least 100% of the fair market value of the shares of our common stock at the date of grant, and no such option may be exercisable for more than ten years after the date of grant.  However, the exercise price of each incentive stock option granted to any shareholder possessing more than 10% of the combined voting power of all classes of our capital stock on the date of grant must be not less than 110% of the fair market value on that date, and no such option may be exercisable more than five years after the date of grant.  The exercise price of each non-qualified stock option may be established by the Compensation Committee.  As of the date of this memorandum, 157,000 incentive stock options and 42,000 non-qualified stock options have been granted at an exercise price of $1.50 per share under the 2005 option plan.  A total of 50,000 of these options have been forfeited due to routine staff attrition.

In August 2004, we adopted a Stock Option Plan to secure for us and our shareholders the benefits arising from capital stock ownership by our officers, directors, employees, and consultants who are expected to contribute to our future growth and success.  The terms and conditions of this plan is exactly the same as the August 2005 Option Plan.  As of the date of this memorandum, 98,200 incentive stock options and 16,000 non-qualified stock options have been granted at an exercise price of $2.50 per share under the 2004 Option Plan. A total of 28,040 of these options have been forfeited due to routine staff attrition and 38,280 have expired.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTIONS/WARRANTS AWARDS							STOCK AWARDS
Name and Principal Position	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) – unexercisable	Equity incentive plan awards: number of securities underlying unexercised earned options (#)	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested	Market value of stock that is not vested	Total number of unearned shares, units or other rights that have not vested	Market or payout value of unearned shares, units or other rights that have not vested
Chairman David A. Tenwick	1,680 1,680 2,100 2,100 2,100 2,100 99,295 99,295 99,295	2,100 99,295	0	2.50 2.50 1.50 1.50 1.50 1.50 1.50 1.21 2.25 3.00 4.00	8/27/2011 8/27/2012 5/09/2012 5/09/2013 5/09/2014 5/09/2015 5/09/2016 11/16/2017 11/16/2017 11/16/2017 11/16/2017	101,395	$395,441	$0	$0
Vice-Chairman & Chief Acquisitions Officer Christopher Brogdon	100,000 100,000	100,000	0	3.00 4.00 5.00	9/24/2009 9/24/2010 9/24/2011	100,000	$390,000	0	0
President Gary L. Wade	1,680 1,680 2,100 2,100 2,100 2,100 53,409 53,409 53.409 42,000	2,100 53,409	0	2.50 2.50 1.50 1.50 1.50 1.50 1.50 1.21 2.25 3.00 4.00 2.50	8/24/2011 8/24/2012 5/09/2012 5/09/2013 5/09/2014 5/09/2015 5/09/2016 11/16/2017 11/16/2017 11/16/2017 11/16/2017 09/01/2011	55,509	$216,485	0	0
CFO Scott Cunningham	3,360 3,360 2,100 2,100 2,100 2,100 1,848 1,848 1,848 8,750 8,750	2,100 1,848 8,751	0	2.50 2.50 1.50 1.50 1.50 1.50 1.50 1.21 2.25 3.00 4.00 3.00 3.00 3.00	8/24/2011 8/24/2012 5/09/2012 5/09/2013 5/09/2014 5/09/2015 5/09/2016 11/16/2017 11/16/2017 11/16/2017 11/16/2017 12/08/2014 12/08/2014 12/08/2014	12,699	$49,526	0	0
Senior V.P. Sharon Reynolds	924 924 1,470 1,470 1,470 1,470 1,596 1,596 1,596 8,750 8,750	1,470 1,596 8,751	0	2.50 2.50 1.50 1.50 1.50 1.50 1.50 1.21 2.25 3.00 4.00 3.00 3.00 3.00	8/24/2011 8/24/2012 5/09/2012 5/09/2013 5/09/2014 5/09/2015 5/09/2016 11/16/2017 11/16/2017 11/16/2017 11/16/2017 12/08/2014 12/08/2014 12/08/2014	11,817	$46,086	0	0
Sr. VP Clarence A. Shelton	8,333	8,333 8,334		4.13 4.13 4.13	11/18/2020 11/18/2020 11/18/2020	16,667	$65,001	0
Secretary Carol Groeber	924 924 1,470 1,470 1,470 1,470 1,596 1,596 1,596 8,750 8,750	1,470 1,596 8,751	0	2.50 2.50 1.50 1.50 1.50 1.50 1.50 1.21 2.25 3.00 4.00 3.00 3.00 3.00	8/24/2011 8/24/2012 5/09/2012 5/09/2013 5/09/2014 5/09/2015 5/09/2016 11/16/2017 11/16/2017 11/16/2017 11/16/2017 12/08/2014 12/08/2014 12/08/2014	11,817	$46,086	0	0

Director Compensation

The following Director Compensation table sets forth information regarding compensation paid to our non-employee directors.  Directors who are employed by us do not receive any compensation for their board activities.

DIRECTOR COMPENSATION – 2010(1)

Name	Fees earned or paid in cash	Stock awards	Option awards	Non-equity incentive plan compensation	Change in pension value and non-qualified deferred compensation earnings	All other compensation	Total
Boyd P. Gentry	$31,100	-	-	-	-	-	$31,100
Peter J. Hackett	$36,300	-	-	-	-	-	$36,300
Jeffrey Levine	$31,100	-	-	-	-	-	$31,100
Joshua J. McClellan	$29,100	-	-	-	-	-	$29,100
Philip S. Radcliffe	$32,500	-	-	-	-	-	$32,500
Laurence E. Sturtz	$31,100	-	-	-	-	-	$31,100

(1)

Messrs. Tenwick and Wade are Executive Officers and do not appear on this table and receive no director compensation.

The following discloses the aggregate number of stock option awards outstanding for all directors:

Mr. Tenwick – 3,360 options which are exercisable at $2.50 per share, 8,400 options at $1.50 per share, 3,150 warrants to purchase shares of common stock at $2.50 per share and 99,295 warrants at $1.21 per share, 99,295 warrants at $2.25 per share, 99,295 warrants at $3.00 per share and 99,295 warrants at $4.00, all exercisable within 60 days of March 31, 2011.

Mr. Brogdon - 516,700 warrants which are currently exercisable by Ms. Brogdon at $2.50 per share, 85,392 warrants which are currently exercisable by Christopher Brogdon at $2.50 per share, 100,000 warrants which are currently exercisable by Christopher Brogdon at $3.00 per share, 100,000 warrants which are currently exercisable by Christopher Brogdon at $4.00 per share, 113,900 warrants which are currently exercisable by Ms. Brogdon at $2.50 for the benefit of a minor child all exercisable within 60 days of March 31, 2011

Mr. Wade - 42,000 warrants and 3,360 options which are exercisable at $2.50 per share, 2,100 warrants exercisable at $2.50 per share, 53,409 warrants at $1.21 per share, 53,409 warrants at $2.25 per share, 53,409 warrants at $3.00 per share, 53,409 warrants at $4.00 and 8,400 options at $1.50 per share all exercisable within 60 days of March 31, 2011.

Mr. Gentry – 13,125 warrants which are currently exercisable at $2.50 and 83,333 warrants currently exercisable at $4.13 per share all exercisable within 60 days of March 31, 2011.

Mr. Hackett - 2,100 warrants which are exercisable at $2.50 per share, 5,880 options at $1.50 per share, 840 warrants at $1.21 per share, 840 warrants at $2.25 per share, 840 warrants at $3.00 per share and 840 warrants at $4.00 per share all exercisable within 60 days of March 31, 2011.

Mr. Levine – 2,211 warrants which are exercisable at 2.50 per share, 5,8800 options at $1.50 per share, 2,940 warrants at $1.21 per share, 2,940 warrants at $2.25 per share, 2,940 warrants at $3.00 per share and 2,940 warrants at $4.00 per share all exercisable within 60 days of March 31, 2011.

Mr. Radcliffe – 840 options which are exercisable at $2.50 per share, 5,880 options at $1.50 per share, 1,050 warrants to purchase shares of common stock at $2.50 per share, 4,673 warrants at $1.21 per share, 4,673 warrants at $2.25 per share, 4,673 warrants at $3.00 per share and 4,673 warrants at $4.00 per share all exercisable within sixty (60) days of March 31, 2011.

Mr. Sturtz – 5,880 options at $1.50 per share, 4,200 warrants exercisable at $2.50 per share, 9,206 warrants at $1.21 per share, 9,206 warrants at $2.25 per share, 9,206 warrants at $3.00 per share and 9,206 warrants at $4.00 per share all exercisable within 60 days of March 31, 2011.

Non-Employee Director Reimbursement

Non-employee directors are reimbursed for travel and other out-of-pocket expenses connected to Board travel.

APPROVAL OF 2011 STOCK OPTION AND INCENTIVE PLAN

At the Annual meeting, the Company will submit to shareholders a proposal to adopt the AdCare Health Systems, Inc. 2011 Stock Incentive Plan (the “2011 Plan”).  The Board of Directors unanimously approved the adoption of the 2011 Plan on March 28, 2011.  This summary of the principal features of the 2011 Plan is qualified in its entirety by the full text of the 2011 Plan, which is attached hereto as Appendix A and incorporated herein by reference.  A vote in favor of adopting the 2011 Plan will constitute approval of all terms of the 2011 Plan.  The Board is requesting approval of the 2011 Plan at the annual meeting.

Purpose

The 2011 Plan is intended to further the growth and profitability of the Company by providing increased incentives to and encourage share ownership on the part of key employees, officers and directors of, and consultants and advisers who render services to the Company, and any future parent or subsidiary of the Company.

General

The 2011 Plan permits the granting of stock options and restricted stock awards (collectively, “Awards”) to eligible participants.  If our shareholders approve the 2011 Plan at the annual meeting, the maximum number of shares of our common stock which will be issued pursuant to the 2011 Plan will be 1,000,000 shares.  The market value of the 1,000,000 shares of our common stock to be subject to the 2011 Plan was approximately $4,800,000 at April 6, 2011.  If an Award expires or is canceled without having been fully exercised or vested, the unvested or canceled shares will be available again for grants of Awards.

Administration of 2011 Plan

The 2011 Plan will be administered by the Company’s Stock Option and Compensation Committee (the “Committee”).  The members of the Committee must qualify as “non-employee directors” under of the Securities Exchange Act of 1934 (“Rule 16b-3”), and as “outside directors” under section 162(m) of the Internal Revenue Code (the “Code”).  Subject to the terms 2011 Plan, the Committee has the sole discretion to determine the employees, directors and consultants who shall be granted Awards, the terms and conditions of such Awards, and to construe and interpret 2011 Plan.  The Committee also is responsible for making adjustments in outstanding Awards, the shares available for Awards, and the numerical limitations for Awards to reflect any transactions such as stock splits or stock dividends.  The Committee may delegate its authority to one or more directors or officers; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize 2011 Plan’s qualification under Section 162(m) of the Code or Rule 16b-3, The Board of Directors may amend or terminate 2011 Plan at any time and for any reason, but to the extent required under Rule 16b-3, material amendments to the 2011 Plan must be approved by the shareholders.

Eligibility to Receive Awards

Eligibility to participate in 2011 Plan extends to the management, key employees, directors and consultants of the Company.  The estimated number of eligible participants is approximately 100 persons.  The actual number of individuals who will receive options or restricted stock awards under the 2011 Plan cannot be determined because eligibility for participation in the 2011 Plan is at the discretion of the Committee.

Options

The Committee may grant incentive stock options, which entitle the holder to favorable tax treatment, and/or non-statutory options.  The number of shares covered by each option is determined by the Committee.  The Committee will determine the option price per share of each option granted under the Plan, provided that the option price of each incentive stock option granted under the Plan may not be less than the fair market value of a share on the date of grant of such option.

Within five business days following the date of exercise of an option, the optionee or other person exercising the option will make full payment of the option price in cash or, with the consent of the Committee:

(i)

by tendering previously acquired shares (valued at fair market value, as determined by the Committee, as of such date of tender);

(ii)

with a full recourse promissory note of the optionee for the portion of the option price in excess of the par value of shares subject to the option, under terms and conditions determined by the Committee;

(iii)

without the payment of cash (a “Cashless Exercise”), by reducing the number of shares of Common Stock that would be obtainable upon the exercise of the Option and payment of the Exercise Price in cash so as to yield a number of shares of Common Stock upon the exercise of the Option equal to the product of (a) the number of shares of Common Stock for which the Option is exercisable as of the date of exercise (if the Exercise Price were being paid in cash) and (b) the Cashless Exercise Ration.  The “Cashless Exercise Ration” shall equal a fraction, the numerator of which is the excess of the current market price per share of Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Price per share of the Common Stock on the Exercise Date.  Upon surrender of an Option in connection with the holder’s option to elect a Cashless Exercise, the number of shares of Common Stock deliverable upon a Cashless Exercise shall be equal to the number of shares of Common Stock issuable upon the exercise of an Option that the holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ration;

(iv)

if the shares subject to the option have been registered under the Securities Act of 1933, as amended, and there is a regular public market for the shares, by delivering to the Company on the date of exercise of the option written notice of exercise together with:  (A) written instructions to forward a copy of such notice of exercise to a broker or dealer, as defined in section 3(a)(4) and 3(a)(5) of the Securities Exchange Act of 1934, as amended (“Broker”), designated in such notice and to deliver to the specified account maintained with the Broker by the person exercising the option a certificate for the Shares purchased upon the exercise of the option, and (B) a copy of irrevocable instructions to the Broker to deliver promptly to the Company a sum equal to the purchase price of the Shares purchased upon exercise of the option and any other sums required to be paid to the Company under the Plan; or

(v)

any combination of the foregoing.  If tax offset payments sufficient to allow for withholding of taxes are not being made at the time of exercise of an option, the Company shall have the right to require the optionee or other person exercising such option to remit to the Company, by deduction from salary, wages or otherwise, an amount sufficient to satisfy federal, state and local withholding tax requirements or to deduct from all payments made under the Plan, including tax offset payments, amounts sufficient to satisfy all withholding tax requirements.

The Committee will determine the period during which each option may be exercised; provided, however, that any incentive stock option granted under 2011 Plan will have an option period which does not exceed 10 years from the date of grant.  If the grant of any option becomes-subject to Code Section 409A, then notwithstanding the foregoing, the Committee-designated exercise period may be modified to include only those dates that are compliant with Code Section 409A’s distribution rules.

Options will expire at such time as the Committee determines at the date of grant; provided, however, that no incentive stock options may be exercised on or after 10 years from the date of grant.

Termination of Options

Any option granted under the 2011 Plan will, subject to earlier termination by its terms, terminate automatically if not exercised:

•

within 30 days after the optionee’s termination of employment with the Company (other than by reason of death, disability, or for cause);

•

within one year after the employee’s death or termination of employment by the Company by reason of disability, as defined in the 2011 Plan; and

•

immediately upon termination by the Company for Cause, as defined in the 2011 Plan.

Restricted Stock Awards

Restricted stock awards are shares of the Company's common stock which vest in accordance with terms established by the Committee in its discretion.  For example, the Committee may provide that restricted stock will vest only if one or more performance goals are satisfied and/or only if the participant remains employed with the Company for a specified period of time.  Any performance measures may be applied on a Company-wide or an individual business unit basis, as deemed appropriate in light of the participant's specific responsibilities

Awards to be Granted to Certain Individuals and Groups

The Committee has discretion to determine the number and type of Awards to be granted to any employee, director or consultant.  Accordingly, the actual number and type of Awards to be granted in the future is not determinable.

Nontransferability of Options

Except for non-statutory stock options, Awards granted under the 2011 Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution.  Non-statutory stock options may be transferred for no consideration to family members or to trusts or other entities for their benefit, or to other persons, if approved by the Committee.

Tax Aspects

As explained below, each type of award has different federal income tax consequences.  In addition to these, a participant may also be subject to foreign, state and local income or other tax consequences in the jurisdiction in which the participant works and/or resides.  The following is a brief general summary of the material federal income tax  consequences with respect to awards under the 2011 Plan.  It is not intended to be tax advice to participants. We do not intend the following discussion to be a complete explanation of all of the federal income tax consequences of participating in the 2011 Plan.  Participants in the 2011 Plan should rely on their own tax advisers concerning the specific tax consequences to them, including the applicability and effect of state, local and foreign tax laws.

Stock Options

The 2011 Plan allows the Committee to grant non-statutory as incentive stock options.  Generally, no income is recognized when either type of stock option is granted to the participant, but the subsequent tax treatment differs widely.

Non-statutory Stock Options

Generally, if a participant exercises a non-statutory stock option, the excess of the fair market value of a share on the date of exercise over the stock option price is ordinary compensation income to the participant at the time of the exercise.  The tax basis for the shares purchased is their fair market value on the date of exercise Any gain or loss that the participant realizes from a later sale of the shares for an amount in excess of or less than the tax basis of the shares will be taxed as capital gain or loss, respectively.  The character of the gain or loss (short-term or long-term) will depend upon how long the participant held the shares since exercise.  Generally capital gains will be taxable as long-term capital gains if the shares are held more than one year from exercise.

Incentive Stock Options

Generally, a participant will recognize no regular taxable income upon the exercise of an incentive stock option.  The tax basis of the shares acquired will be the exercise price.  If the participant meets the Holding Periods described below, all gain or loss that he or she realizes upon a later sale of the shares for an amount in excess of or less than their tax basis will be taxed as a capital gain or loss.  To receive this favorable treatment, the participant must not dispose of the shares that he or she acquires by exercising an incentive stock option within two years after the date the stock option was granted, nor within one year after the exercise date (the “Holding Periods”).  If the participant disposes of the shares before the end of the Holding Periods, the amount of that gain which equals the lesser of: (1) the difference between the fair market value on the exercise date and the stock option price; or (2) the difference between the sale price and the stock option price, will be taxed as ordinary income.  Any remaining gain or loss will be taxed as short-term or long-term capital gain, depending upon how long the participant held the shares.

Alternative Minimum Tax - Incentive Stock Options

For determining a participant’s alternative minimum taxable income subject to the alternative minimum tax, a participant’s exercise of an incentive stock option will result in the recognition of alternative minimum taxable income at the time of the exercise of the stock option in an amount equal to the excess of the fair market value of the shares on the exercise date over the stock option price.

Restricted Stock

In general, a participant who is granted restricted shares of common stock will not recognize taxable income upon grant, but instead will recognize ordinary income when the shares vest and are no longer subject to restriction.  Alternatively, within 30 days of the grant of the restricted stock a participant may elect, under Section 83(b) of the Code, to be taxed at the time of the grant.  In all cases, the amount of ordinary income that a participant recognizes will be equal to the fair market value of the shares at the time the participant recognizes in income, less the price paid for the shares, if any.  Generally, any gain recognized thereafter will be capital gain or loss.

Adcare Health Systems, Inc.

Generally, we will be entitled to a tax deduction for an award made under the 2011 Plan to the extent that the participant recognizes ordinary income from the award.  Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to our Chief Executive Officer and to each of the other four most highly compensated executive officers.  The general rule is that compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or qualifies as “performance-based” compensation under Section 162(m).  We have designed the Plan so that awards to covered officers should qualify as performance-based compensation under Section 162(m).

Deferred Compensation/Section 409A Awards

Section 409A of the Code provides that covered amounts deferred under a nonqualified deferred compensation plan are includable in the participant’s gross income to the extent not subject to a substantial risk of forfeiture and not previously included in income, unless certain requirements are met, including limitations on the timing of deferral elections and events that may trigger the distribution of deferred amounts.

The Company has designed the Plan so that awards are either intended to comply with, or are exempt from coverage of, Section 409A of the Code.  The Company intends to continue to review the terms of the Plan and may, subject to the terms of the Plan, adopt additional amendments to comply with current and additional guidance issued under Section 409A of the Code.  However, if an award fails to meet or is not granted in compliance with these new requirements the award may be subject to an additional 20% tax and interest.

Required Vote

Approval of the 2011 Plan requires the affirmative vote of a majority of the shares represented and voting, in person or by proxy, at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2011 PLAN

FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE YEAR ENDED DECEMBER 31, 2010

Audit Fees

The aggregate fees billed and to be billed by Battelle & Battelle LLP for professional services rendered for the audit of our annual financial statements and review of financial statements included in our Forms 10-K and 10-Q were $303,000 for 2010.

Additionally, there were $78,690 in audit related fees charged during 2010 consisting of fees for the audit of our HUD properties and additional services for accounting consultations and due diligence fieldwork related to a potential acquisition.

Pre-Approval Policy

The Audit Committee is required to pre-approval all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor and other registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 that are approved by the Audit Committee prior to completion of the audit.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and greater than 10% shareholders to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission (“SEC”).  Copies of the reports are required by SEC regulation to be furnished to us.  Based on our review of such reports, and written representations from reporting persons, we believe that all reporting persons complied with all filing requirements during the year ended December 31, 2010.

CERTAIN INFORMATION AND RELATED PARTY TRANSACTIONS

On January 1, 2005, Mr. Wade personally guaranteed a term loan in the amount of $1,650,000, which loan was used to acquire Assured Health Care Inc.  In consideration for these guarantees Mr. Wade received warrants to acquire 40,000 shares of our common stock at a price of $2.50 per share exercisable until January 31, 2010.  Pursuant to shareholder approval on November 30, 2009, the expiration date of Mr. Wade’s warrants was extended to coincide with the expiration of Mr. Wade’s employment agreement on September 1, 2011.

On April 9, 2010, Riverchase Village ADK, LLC (“Riverchase”) a wholly owned subsidiary of AdCare Health Systems, Inc. entered into a Purchase Agreement with an Oklahoma limited liability company controlled by a bank, to acquire the assets of Riverchase Village, a 105 bed assisted living facility located in Hoover, Alabama.  The purchase price was approximately $5,000,000.  The right to acquire Riverchase was assigned to Chris Brogdon, Vice Chairman of the Company, on June 22, 2010, and the transaction closed on June 25, 2010.  As consideration for the assignment, we were granted a one year option with a $100,000 exercise price to acquire Riverchase under the same terms and conditions as set forth in the Purchase Agreement.  In addition, we entered into a five year management contract to manage Riverchase.  In connection with financing the transaction, Riverchase borrowed from the Medical Clinic Board of the City of Hoover the proceeds from the issuance of $5,845,000 First Mortgage Healthcare Facility Revenue Bonds (Series 2010 A) and $520,000 First Mortgage Revenue Bonds (Series B) to acquire the Property, pay the cost of certain repairs and improvement to the Property, fund certain services and pay the cost of the issuance of the Bonds.  As part of the financing, both AdCare and Mr. Brogdon were required to be a grantor on the bonds.  Riverchase has refunded the $250,000 of earnest money to us.  The results of operations of Riverchase Village have been consolidated in our financial statements as a result of our determination that Riverchase Village is a variable interest entity of which AdCare Health Systems is the primary beneficiary.

Effective January 1, 2011, we acquired the operations of and selected assets of Mountain Trace; a 106 bed skilled nursing facility located in Sylva, North Carolina.  Through the Operations Transfer Agreement, we obtained control of the facility effective January 1, 2011.  To complete the acquisition, we issued a secured promissory note (the “Note”) for $5,000,000.  The Note was secured by the Mountain Trace facility and was guaranteed by AdCare Health Systems, Inc. and personally guaranteed by Christopher Brogdon and his spouse Connie Brogdon.  The Note, scheduled to mature on June 30, 2011, accrued interest at a fixed rate of 7% per annum.  On February 2, 2011, the Note was refinanced with a permanent loan for $5,000,000 from Community Bank & Trust-West Georgia guaranteed by the United States Department of Agriculture.  The permanent loan is for 25 years and bears interest equal to the prime rate plus 1.75%.

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Each year our Board of Directors submits its nominations for election of directors at the annual meeting of shareholders.  Other proposals may be submitted by the Board of Directors or the shareholders for inclusion in the proxy statement for action at the annual meeting.  Any proposal submitted by a shareholder for inclusion in the proxy statement for the annual meeting of shareholders to be held in 2012 must be received by us (addressed to the attention of the Secretary) on or before December 23, 2011.  Any shareholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our 2012 annual meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by us after December 23, 2011.  To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Ohio.

PROXY
ADCARE HEALTH SYSTEMS, INC.

Annual Meeting of Shareholders
June 3, 2011

The undersigned hereby appoints David A. Tenwick and Carol J. Groeber and each of them, with full power of substitution, as proxies for the undersigned to attend the Annual Meeting of Shareholders of AdCare Health Systems, Inc. (the “Company”) to be held at Hilton Columbus at Easton, 3900 Chagrin Drive, Columbus, Ohio 43219 at 10:00 a.m., EST, on June 3, 2011, and at any adjournment thereof, to vote and act with respect to all shares of the Company, which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:

1.

RESOLVED, that pursuant to the Articles of Incorporation, as amended, and the Code of Regulations of the Company, the following persons be, and they hereby are, elected Directors of the Company, to serve for following terms or until their successors are duly qualified and elected:

Boyd P. Gentry

3 Years

Joshua J. McClellan

3 Years

Phillip S. Radcliffe

3 Years

FOR

AGAINST

WITHHELD

  ☐

        ☐

           ☐

Except, vote withheld from the following nominee(s):

2.

RESOLVED, that the 2011 Stock Option and Incentive Plan adopted by the Company’s Board of Directors on March 28, 2011, be, and it hereby is, approved.

FOR

AGAINST

WITHHELD
 ☐

        ☐

           ☐

3.

To transact such other business as may properly come before the 2011 Annual Meeting of the Shareholders of the Company or any adjournment thereof:

FOR

AGAINST

WITHHELD

  ☐

        ☐

           ☐

This proxy when properly executed will be voted as specified by the shareholder.  If no specifications are made, the proxy will be voted FOR proposal 1 through 3.

Please date and sign your name below as it appears on your stock certificate.

Dated:

, 2011

 Signature

 Signature (if held jointly)